POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that, effective as of January 8, 2010, the undersigned hereby constitutes and appoints each of Gary M. Bahler and Sheilagh M. Clarke, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or executive officer of Foot Locker, Inc. (the Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and the New York Stock Exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument.  This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date and subject hereof.

The CAUTION TO THE PRINCIPAL and IMPORTANT INFORMATION FOR THE AGENT statements below are required under the New York General Obligations Law.  Notwithstanding anything to the contrary contained therein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the authority to spend the undersigned's money or sell or dispose of the undersigned's property.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the principal, you give the person whom you choose (your agent) powers to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar powers.  When your agent exercises these powers, he or she must act according to any instructions you have provided, or, where there are no specific instructions, in your best interest. Important Information for the Agent near the end of this document describes your agent's responsibilities.  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.  You can request information from your agent at any time. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.  Your agent cannot make health care decisions for you.  You may execute a Health Care Proxy to do this.  The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.  If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:  When you accept the authority granted under this power of attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the power of attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as agent in the following manner: (Principal's Name) by (Your Signature) as Agent.

You may not use the principal's assets to benefit yourself or give gifts to yourself or anyone else unless there is a Statutory Major Gifts Rider attached to this Power of Attorney that specifically gives you that authority. If you have that authority, you must act according to any instructions of the principal, or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of Agent.  The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 12th day of January 2010.

/s/ Richard A. Johnson

Richard A. Johnson

STATE OF NEW YORK)

COUNTY OF NEW YORK) ss.:

On the 12th day of January 2010, before me, the undersigned, personally appeared Richard A. Johnson, being personally known to me, and executed the above instrument.

/s/ James H. Schnittger

Notary Public

James H. Schnittger

Notary Public, State of New York

No. 4760366

Qualified in Suffolk County

Certificate Filed in New York County

Commission Expires February 28, 2011

I, Gary M. Bahler, have read the foregoing Power of Attorney.  I am a person identified therein as agent for the principal named therein.  I acknowledge my legal responsibilities to the principal.

/s/ Gary M. Bahler

Gary M. Bahler

STATE OF NEW YORK)

COUNTY OF NEW YORK) ss.:

On the 12th day of January 2010, before me, the undersigned, personally appeared Gary M. Bahler, being personally known to me, and executed the above instrument.

/s/ James H. Schnittger

Notary Public

James H. Schnittger

Notary Public, State of New York

No. 4760366

Qualified in Suffolk County

Certificate Filed in New York County

Commission Expires February 28, 2011

I, Sheilagh M. Clarke, have read the foregoing Power of Attorney.  I am a person identified therein as agent for the principal named therein.  I acknowledge my legal responsibilities to the principal.

/s/ Sheilagh M. Clarke

Sheilagh M. Clarke

STATE OF NEW YORK)

COUNTY OF NEW YORK) ss.:

On the 12th day of January 2010, before me, the undersigned, personally appeared Sheilagh M. Clarke, being personally known to me, and executed the above instrument.

/s/ James H. Schnittger

Notary Public

James H. Schnittger

Notary Public, State of New York

No. 4760366

Qualified in Suffolk County

Certificate Filed in New York County

Commission Expires February 28, 2011